Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

Of

Analysts International Corporation

to

ACS Merger Corp.,
A wholly-owned subsidiary of
American CyberSystems, Inc.

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 30, 2013, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the "Depositary Agent") on or prior to the Expiration Date, which is 12:00 midnight, New York City time, on September 30, 2013, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary Agent. See "The Offer—Procedures for Tendering Shares" in the Offer to Purchase.

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary Agent.

This Notice of Guaranteed Delivery to the Depositary Agent is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary Agent and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to ACS Merger Corp., a Minnesota corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 3, 2013, (as amended, the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.10 per share (the "Shares"), of Analysts International Corporation, a Minnesota corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:________________________	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book-entry transfer.
(please print)

Name of Tendering Institution:	Address(es):

Account No.:___________________________________
(Zip Code)
Dated:________________________________________, 20

Area Code and Telephone No(s):

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Capital Market trading days after the date hereof.

Name of Firm: __________________________________	_______________________________________________
Address: _______________________________________	(Authorized Signature)
_______________________________________________	Title: __________________________________________
(Zip Code)	Name: _________________________________________
Area Code and Telephone Number:	(Please Type or Print)
______________________________________________	Dated: ____________________________________, 2013

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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